SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2007, Amerityre Corporation (the “Company”) announced the Company’s Board of Directors has established a transition plan for the replacement of Amerityre’s current Chairman and Chief Executive Officer, Richard Steinke. Mr. Steinke will step down as Chairman and Chief Executive Officer effective October 1, 2007. Upon stepping down as Chairman and Chief Executive Officer, Mr. Steinke will become a full-time technology consultant to the Company and work on specific projects designated by the Company. The terms for Mr. Steinke’s consulting agreement will be negotiated prior to his stepping down.

The search for a new Chief Executive Officer will be headed by Kenneth C. Johnsen, who was unanimously reappointed to the Board of Directors.  In connection with his reappointment to the Board of Directors, Mr. Johnsen resigned as the Company’s President. In addition to leading the search for a new Chief Executive Officer, Mr. Johnsen will be responsible for promptly concluding a consulting agreement with Mr. Steinke and will continue to work directly with Mr. Steinke as a consultant in advancing Amerityre’s business strategies and completing key projects.

In connection with Mr. Johnsen’s tenure as President, the Board of Directors authorized a grant to Mr. Johnsen of 25,000 shares of the Company’s restricted common stock valued at $3.55 per share and granted him an option to acquire an additional 25,000 shares at an exercise price of $3.55 per share for a term of three (3) years  Mr. Johnsen was receiving $500 per day for his services as President.  Effective on his reappointment to the Board, Mr. Johnsen will receive his pro-rata share of annual board compensation  for service through November 2007.

Mr. Johnsen, age 48, currently serves as a member of the board of directors of Joy Global, Inc., Milwaukee, Wisconsin, a worldwide leader in manufacturing, servicing and distributing equipment for surface and underground mining.  Joy Global, Inc. is traded on the NASDAQ National Market under the symbol “JOYG.” From April 2001 to June 2005, Mr. Johnsen was a Director, President and Chief Executive Officer of Geneva Steel, Vineyard, Utah.  Mr. Johnsen also served in various other capacities at Geneva Steel, including Executive Vice President, Secretary and General Counsel for the period between October 1991 and April 2001.  Geneva Steel filed a voluntary petition for reorganization under Chapter 11 in 2002.  Prior to joining Geneva, Mr. Johnsen was an attorney with Parr, Waddoups, Brown, Gee & Loveless in Salt Lake City, Utah from 1986 to 1991.  Mr. Johnsen earned a B.A. in Finance from Utah State University (1982), and a J.D. from Yale Law School in 1985.

Amerityre also announced that Elliott N. Taylor, the Company’s Chief Administrative Officer, Executive Vice President, Secretary and General Counsel will return to the private practice of law and become the Company’s outside legal counsel following a 30 to 60 day transition period. Mr. Taylor’s executive and administrative duties  will be assigned to  new or current Amerityre executive officers

The full text of the press release announcing the foregoing management changes is attached to this filing as an exhibit and incorporated herein by reference.

Item 8.01 Other Events

On January 17, 2007, Amerityre issued an update on Federal Motor Vehicle Safety Standard testing for its Arcus® polyurethane elastomer run-flat passenger car tire. In addition, Amerityre provided an operational update on several of its technology initiatives.

The full text of the press release announcing the foregoing operation update is attached to this filing as an exhibit and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.01

Press release dated January 17, 2007 – Amerityre Announces Senior Management Transition Plan

Exhibit 99.02

Press release dated January 17, 2007 – Amerityre Issues Update on FMVSS Testing for Run-Flat

    Tires

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  January 17, 2007

AMERITYRE CORPORATION

By: /S/ Elliott N. Taylor

Elliott N. Taylor

Executive Vice-President and General Counsel